AGREEMENT TO PURCHASE STOCK & CREDITOR’S RIGHT

Green Forest Management Consulting Inc. (the “Purchaser”) and each seller identified on the signature page hereto (the “Seller”) entered this stock purchase agreement (the “Agreement”) on December 31, 2016. The parties mutually agree as follows:

1.       Background.

A.      Seller owns all outstanding shares of common stock in each company (each a “Company” and, collectively, the “Companies”) listed as follows:

Table I:

Company Name	The outstanding shares held by Seller in the Company (collectively the “Shares”)	Seller’s Ownership in the Company
Da Ren International Insurance Brokers Co.,Ltd	300,000	100%

B.      Pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s rights, title and interest in and to the Shares held by Seller as described in Table I above.

C.      Following the Purchaser’s acquisition of the Shares, Seller will relinquish their entire interests in each Company, including each Company’s assets, and Purchaser will become the sole owner of each Company and will assume responsibility for overseeing the management, property and personnel of each Company.

D.      Seller respectively owns the creditor’s right to collect the debts owed by each Company as follows:

Table II:

Company Name	Creditor’s Right held by Seller to the Company (collectively the “Creditor’s Right”)
n/a	n/a

E.      Pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s rights, title and interest in and to the Creditor’s Right held by Seller as described in Table II above.

F.       Following the Purchaser’s acquisition of the Creditor’s Right, Seller will relinquish their entire interests in the Creditor’s Right, and Purchaser will become the sole owner of the Creditor’s Right.

2.      Consideration and Closing.

The purchase price for the Shares is in an aggregate of NTD$10,500,000 (the “Purchase Price”) as following Table III, and after the execution of this Agreement, the purchase and sale of the 300,000 shares in Da Ren International Insurance Brokers Co.,Ltd shall be held on April 1, 2017 (the “Closing”):

Table III:

The subject matter of transaction under this Agreement	Price
300,000 shares in Da Ren International Insurance Brokers Co.,Ltd	NTD$10,500,000
Total:	NTD$10,500,000

3.      Exempt Transaction

The Shares sold by Seller will not be registered under the Securities Act of 1933, as amended, or any states’ Securities laws, on the grounds that the transaction in which the shares are to be issued either qualifies for applicable exemptions from the Securities registration requirements of such statutes or such registration requirements have been satisfied.  The exemptions being claimed include, but are not necessarily limited to, those available under Sections 4(1) and 4(2) of the Securities Act as well as the judicially-created 4(1½) exemption and state securities laws; and, Seller’s reliance upon the exemptions from the Securities registration requirements of the federal and state securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

4.       Purchaser’s Representations and Warranties

Purchaser represents and warrants to Seller the followings:

4.1    Purchaser’s Financial Sophistication.  Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933. Purchaser has conducted a due diligence review of all information he deems material and necessary to an adequate evaluation of this stock purchase.

4.2    Purchaser Recognizes Risks of Investment and Illiquidity.  Purchaser understands that there is presently no public market and/or market value for the Shares and that there is no guarantee that any public or private market for the Shares may develop.

4.3    Lack of Registration of Securities. Purchaser acknowledges that the Shares offered, purchased and sold herein are not registered with the United States Securities and Exchange Commission nor any state securities regulatory body and that the statutory protection provided by such registration is not available.

4.4    No Guarantee of Future Registration.  Any future offer or sale of the aforementioned Securities may require registration with United States Securities and Exchange Commission or an available exemption from registration by Purchaser that Seller makes no warranties or representations.

4.5    No Guarantee or Representation Regarding Performance.  Purchaser hereby acknowledges that no representations or guarantees have been made to it or any of its representatives or agents regarding the performance of the aforementioned Shares by any officer, director, agent, consultant or other representative of the Company or the Seller.

4.6    Access to Material Information.  Purchaser acknowledges that it and/or representatives designated by it have been given reasonable access to, or the furnishing of, all material information prior to the sale of the Securities herein relating to:

a.       All material books and records of the Company;

b.       All material contracts and documents relating to the proposed transaction;

c.        An opportunity to question the appropriate executive officers or principals of Company;

d.       Any additional information deemed necessary by Purchaser to evaluate the investment or to verify any information necessary to evaluate the investment or to verify any information or representation; and

e.        make such other investigation as Purchaser considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

4.7    Release and Hold Harmless.  Purchaser hereby releases, acquits and hold harmless Seller, their agents, attorneys and those acting in concert or participation with them from any and all matters having to do with the lack of registration of the aforementioned Shares and, further, covenants not to sue Seller, their agents, attorneys and those acting in concert or participation with them with respect to any matters relating to the lack of registration of the aforementioned Shares and the claim under federal and state law of the private offering exemption.

4.8    Non-transferability of Securities.  Purchaser will not offer, sell, assign, pledge, hypothecate, or otherwise transfer at any time any of Shares absent registration of the transaction under applicable federal Securities laws and state Securities law or delivery of an opinion of counsel satisfactory to Company that registration is not required under any of those laws.

4.9    Shares are Restricted Securities.  Purchaser understands that, in furtherance of the transfer restrictions stated above:

a.      Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of Shares, and

b.      Each document evidencing Shares will bear a restrictive legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE INCLUDING THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED: AT ANY TIME ABSENT EITHER (A) REGISTRATION OF THE TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED, AND EVERY OTHER APPLICABLE STATE SECURITIES LAW OR (B) THE ISSUER’S RECEIPT OF AN ACCEPTABLE OPINION OF COUNSEL THAT REGISTRATION OF THE TRANSACTION UNDER THOSE LAWS IS NOT REQUIRED.

4.10 Speculative Investment.  Purchaser understands that Shares are a speculative investment and that there are substantial risks incident to an investment in the Shares.  Purchaser is knowledgeable concerning the business of Company and has carefully considered and understands the risks and other factors affecting the suitability of the Securities as an investment for him.

4.11 Forward Looking Statements May Differ From Actual Results.  Purchaser understands that any forecasts or projections furnished to it by Company, if any, are only an orderly prediction of future results based on estimates and assumptions of Company’s management that eventually might or might not be substantiated and that neither Seller, Company nor any officer or director of Company assures or guarantees in any way that the projected results will be achieved.

4.12 Tax Consequences.  Purchaser understands that neither Seller, Company, nor any officer, director or professional advisor of Company, make any representation or warranty to Purchaser with respect to, or assumes any responsibility for, the federal income tax consequences to it of an investment in Shares.

4.13 Sophistication of Purchaser.  Because of Purchaser’s knowledge and experience in financial and business matters, it is able to evaluate the merits, risks, and other factors bearing upon the suitability of Shares as an investment for it, and it has been afforded adequate opportunity to evaluate this proposed investment in light of those factors, his financial condition, investment knowledge and experience.

5.       Seller’s Representations and Warranties

Seller represents and warrants to Purchaser the followings:

5.1    Valid and Binding Obligation of Seller.  Seller’s execution, delivery, and performance of this Agreement is authorized and will not constitute a breach or violation of, or a default under, any material lease, contract, agreement, instrument, indenture, or mortgage to which the Seller is a party.  This Agreement is a valid and binding obligation of Seller.

5.2    Access to Material Information. Seller has provided to Purchaser reasonable access to, or the furnishing of, material information, prior to the sale to Purchaser, of the following information:

a.      All material books and records of Company;

b.      All material contracts and documents relating to the proposed transaction;

c.       An opportunity to question the appropriate executive officers or principals; and

d.      All facts material to the transaction involving the sale of the Seller’s Securities.

5.3    Non-registration of Securities. Shares offered, purchased and sold herein have not been registered with the United States Securities and Exchange Commission or any state Securities regulatory agency.

5.4    Securities Sold in Exempt Transaction.  The offer, purchase and sale of Shares referenced herein is accomplished in reliance upon Sections 4(1) and 4(2) of the Securities Act of 1933 and the judicially created Section 4(1½) exemption as an exempt transaction in compliance with the aforementioned section.

5.5    Blue Sky Exemption From Registration. Seller is relying on Section 25104 (a) of California Corporations Code, thereby claiming that the offer, purchase and sale of Shares pursuant hereto is occurring in an exempt transaction under California Corporations Code and upon applicable transaction exemptions in other states.

6.       Jurisdiction and Venue

This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of State of California without regard to any statutory or common-law provision pertaining to conflicts of laws.

7.      Miscellaneous Provisions

7.1    Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the address set forth in the preamble.

7.2    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

7.3    Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

7.4    Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

7.5     Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

7.6    Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

7.7    Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

7.8    Survival of Representations and Warranties.  The representations and warranties set forth in this Agreement shall be continuing and shall survive the closing date.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Seller	Purchaser
/s/Wu, Ting–Kuang	Green Forest Management Consulting Inc. By:/s/Chen, Kuan-Yu
Wu, Ting –Kuang	Chen, Kuan-Yu
Chairman